Casper Reports Fourth Quarter 2020 Results
Record Fourth Quarter and Full Year Revenue of $150.3 million and $497.0 million
26% YoY Growth in North America in the Fourth Quarter, Including 43% YoY Growth in Retail Partnerships Reiterates Expectation to Achieve Profitability Goals

NEW YORK - February 24, 2021 - Casper Sleep Inc. (“Casper” or the “Company”) (NYSE: CSPR) today announced financial results for the quarter ended December 31, 2020 (the “fourth quarter 2020” or “fourth quarter”) and the year ended December 31, 2020 (the “year” or “2020”).

Fourth Quarter and 2020 Financial Highlights (as compared to the fourth quarter and year ended December 31, 2019, respectively)

•Revenue increased 18.4% to a record $150.3 million on a quarterly basis and by 13.1% to a record $497.0 million for the year;
◦North America revenue increased 25.8% to a record $150.3 million on a quarterly basis and by $72.0 million or 17.4% to a record $485.0 million for the year;
◦North America Direct-to-Consumer revenue increased 19.1% to a record $101.9 million on a quarterly basis and by 7.5% to a record $351.5 million for the year;
◦North America Retail Partnership revenue increased 42.8% to a record $48.4 million on a quarterly basis and by 55.4% to $133.6 million for the year;
•Gross Profit increased $14.9 million or 24.7% to $75.3 million with gross margin of 50.1% up 252 basis points on a quarterly basis, and increased $38.5 million or 17.9% to $253.9 million with gross margin of 51.1% up 204 basis points for the year;
•Net loss improved $10.6 million or 41.4% to a loss of $15.0 million on a quarterly basis and improved by $3.5 million or 3.7% to a loss of $89.6 million for the year;
•Adjusted EBITDA loss improved by $13.4 million or 79.5% to a loss of $3.5 million on a quarterly basis and improved by $25.4 million or 35.9% to a loss of $45.3 million for the year; and
•Cash and cash equivalents of $88.9 million at year end.

“Casper finished 2020 strongly with record revenue for both the fourth quarter and the full year,” said Chief Executive Officer Philip Krim. “Fourth quarter revenue growth was driven by 43% year-over-year growth in North American retail partnership revenue and 19% growth in North American direct-to-consumer revenue, which resulted in an 80% year-over-year improvement in Adjusted EBITDA. Despite the pandemic, we were able to deliver 17.4% North American revenue growth for the full year 2020, and we expect top-line growth to accelerate in 2021 with positive Adjusted EBITDA in the second half of the year.”

Mr. Krim continued, “2020 was an important year for Casper. We continued to prioritize the health and safety of our customers and employees as we navigated through the pandemic and successfully executed on the business model we outlined a year ago in our IPO. The fourth quarter demonstrates that our model continues to work well. We took more products to market through increased points of distribution while further elevating our industry-leading brand. We navigated a challenging supply chain backdrop to successfully meet increasing consumer demand, and we entered 2021 well positioned to drive future growth. This year, we will continue to focus on increasing our market share, creating additional operating leverage, and making progress toward our profitability goals.”

Outlook

The Company today provided an outlook for certain financial metrics for the quarter ending March 31, 2021 (“first quarter 2021”) and year ending December 31, 2021 (“full year 2021” or “2021”), reflecting certain assumptions by management regarding the Company’s business, trends, seasonal factors, and the continuing impact of the COVID-19 pandemic on its business. In addition, the outlook assumes there will be no material changes in world events, recent consumer trends, economic conditions, competitive landscape or other circumstances beyond our control that may adversely affect the Company’s results of operations.

In the first quarter 2021, the Company expects revenue of approximately $118 to $125 million, net loss of approximately $25 to $22 million, and Adjusted EBITDA loss of approximately $16 to $13 million. At the mid-point, this revenue range represents 7% growth and 14% North America growth in the first quarter 2021. For the full year 2021, the Company expects revenue of approximately $570 to $600 million. At the mid-point, this revenue range represents 18% growth and 20% North America growth for 2021.

Conference Call & Webcast Information

Casper will hold a conference call on Wednesday, February 24, 2021, at 8:00 a.m. Eastern time to discuss the Company’s fourth quarter and full year 2020 results and other business updates. To access the conference call, interested parties may dial 866-319-1799 (for domestic callers) or 825-312-2362 (for international callers). Please call at least five minutes in advance of the start of the call to ensure that you are connected prior to the call. Interested parties may also access a live audio webcast of the call at https://ir.casper.com/news-and-events/events-and-presentations/default.aspx. Please allow 15 minutes to register. A replay of the call will be available within two hours of the conclusion of the call until April 25, 2021 at https://ir.casper.com/news-and-events/events-and-presentations/default.aspx.

Casper periodically provides information for investors on its corporate website, casper.com, and its investor relations website, ir.casper.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC and information on corporate governance.

About Casper

Casper believes everyone should sleep better. The Sleep Company has a full portfolio of obsessively engineered sleep products—including mattresses, pillows, bedding, and furniture designed in-house by the Company’s award-winning R&D team at Casper Labs. In addition to its e-commerce business, Casper owns and operates Sleep Shops across North America and its products are available at a growing list of retailers.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the impact of the COVID-19 pandemic and the related effect on our employees, customers and business operations; our expectations surrounding our ability to deliver growth, gain market share, deliver operating leverage, and achieve Adjusted EBITDA profitability by specified timelines; our future competitive position; our future results of operations and financial position including our outlook for the first quarter ending March 31, 2021 and year ending December 31, 2021; our business strategy and plans, including our plans regarding product launches, expanding brand awareness and reach, and customer experience, and objectives of management for future operations and creating long-term value. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the COVID-19 pandemic could adversely impact our business, financial condition and results of operations; our ability to compete successfully in the highly competitive industries in which we operate; our ability to maintain and enhance our brand; the success of our retail store expansion plans; our ability to successfully implement our growth strategies related to launching new products; the effectiveness and efficiency of our marketing programs; our ability to manage our current operations and to manage future growth effectively; our past results may not be indicative of our future operating performance; our ability to manage our supply chain commensurate with demand and successfully and timely deliver merchandise to our retail partners and customers; our ability to attract new customers or retain existing customers; the growth of the market for sleep as a retail category and our ability to become a leader or maintain our leadership in the category; the impact of social media and influencers on our reputation; our ability to protect and maintain our intellectual property; our exclusive reliance on third-party contract manufacturers whose efforts we are unable to fully control; our ability to effectively implement strategic initiatives; our ability to transfer our supply chain and other business processes to a global scale; risks relating to our international operations and expansion; we are dependent on our retail partners; general economic and business conditions; we could be subject to system failures or interruptions and security breaches; risks relating to changing legal and regulatory requirements, and any failure to comply with applicable laws and regulations; we may be subject to product liability claims and other litigation; we may experience fluctuations in our quarterly operating results; we have and expect to continue to incur significant losses; risks relating to our indebtedness; our need for additional funding, which may not be available; risks relating to taxes; future sales by us our stockholders may cause the market price of our stock to decline; and risks and additional costs relating to our status as a new public company. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by the “Risk Factors” section of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Non-GAAP Financial Measures
Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP.
We define Adjusted EBITDA as net loss before interest (income) expense, income tax expense and depreciation and amortization as further adjusted to exclude the impact of stock-based compensation expense, restructuring costs, costs associated with legal settlements, and transaction costs incurred in connection with our initial public offering. We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations.
Management uses Adjusted EBITDA:
•as a measurement of operating performance because it assists us in comparing the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations;
•for planning purposes, including the preparation of our internal annual operating budget and financial projections;
•to evaluate the performance and effectiveness of our operational strategies; and
•to evaluate our capacity to expand our business.
By providing this non-GAAP financial measure, together with the reconciliation, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in our consolidated financial statements as indicators of financial performance. Some of the limitations are:
•such measure does not reflect our cash expenditures;
•such measure does not reflect changes in, or cash requirements for, our working capital needs;

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.
Due to these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using this non-GAAP measure only supplementally. As noted in the table below, Adjusted EBITDA includes adjustments to exclude the impact of stock-based compensation expense and material infrequent items, including but not limited to the costs of our initial public offering, restructuring and costs associated with legal settlements, among other items. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and may complicate comparisons of our internal operating results and operating results of other companies over time. In addition, Adjusted EBITDA includes adjustments for other items that we do not expect to regularly record following our initial public offering. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the reconciliation table below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

Press Contact

comms@casper.com

Investor Relations Contact

IR@casper.com

Casper Sleep Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

Assets	December 31, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$88,922	$67,407
Restricted cash	3,162	171
Accounts receivable, net	27,663	31,059
Prepaid expenses and other current assets	11,026	23,924
Inventory, net	35,531	39,358
Total current assets	166,304	161,919
Property and equipment, net	66,529	66,262
Other assets	1,368	2,137
Total assets	$234,201	$230,318

Liabilities, Convertible Preferred Stock and Stockholders’ Equity/(Deficit)
Current liabilities:
Accounts payable	47,612	30,734
Accrued expenses	54,741	73,130
Deferred revenue	7,430	9,673
Other current liabilities	9,498	34,422
Total current liabilities	119,281	147,959
Long-term Debt	65,546	49,173
Other liabilities	23,907	20,319
Total liabilities	208,734	217,451
Convertible preferred stock	—	319,961
Stockholders’ equity/(deficit):
Common stock	—	—
Additional paid-in capital	440,248	18,097
Accumulated other comprehensive (loss) income	34	69
Accumulated deficit	(414,815)	(325,260)
Total stockholders’ equity/(deficit)	25,467	(307,094)
Total liabilities, convertible preferred stock and stockholders’ equity	$234,201	$230,318

Casper Sleep Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue	$150,296	$126,939	$497,000	$439,258
Cost of goods sold	74,960	66,505	243,115	223,847
Gross profit	75,336	60,434	253,885	215,411
Operating expenses
Sales and marketing expenses	43,586	40,596	156,806	154,589
General and administrative expense	43,549	43,442	172,071	148,345
Restructuring expenses	2,141	—	7,736	1,223
Total operating expenses	89,276	84,038	336,613	304,157
Loss from operations	(13,940)	(23,604)	(82,728)	(88,746)
Other (income) expense
Net interest expense	1,941	1,833	8,376	3,188
Other (income) expense, net	(859)	178	(1,601)	1,019
Total other expenses, net	1,082	2,011	6,775	4,207
Loss before income taxes	(15,022)	(25,615)	(89,503)	(92,953)
Income tax expense	6	27	52	87
Net loss	(15,028)	(25,642)	(89,555)	(93,040)

Net loss per share attributable to common stockholders, basic and diluted	$(0.37)	$(2.41)	$(2.42)	$(8.86)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	40,498,283	10,650,520	37,076,455	10,501,230

Casper Sleep Inc. and Subsidiaries
Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2020	2019
Cash flows used in operating activities:
Net loss	$(89,555)	$(93,040)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,979	7,753
Stock based compensation expense	13,314	7,933
Other	2,615	5,938

Changes in assets and liabilities:
Accounts receivable, net	3,396	(7,953)
Prepaid expenses and other current assets	12,898	(16,185)
Inventory, net	3,222	(6,655)
Other assets	763	(314)
Accounts payable	16,567	2,842
Accrued expenses	(18,389)	35,772
Deferred revenue	(2,242)	851
Other liabilities	(6,136)	18,730
Net cash used in operating activities	(47,568)	(44,328)
Cash flows used in investing activities:
Purchases of property and equipment	(15,935)	(54,813)
Note receivable	—	4,000
Net cash used in investing activities	(15,935)	(50,813)
Cash flows provided by financing activities:
Exercise of stock options and warrants	877	1,414
Proceeds from equity issuance	87,999	81,159
Proceeds from borrowings	16,000	54,225
Repayment on borrowings	(15,869)	(2,922)
Payment of deferred financing costs	(963)	—
Net cash provided by financing activities	88,044	133,876
Effect of exchange rate changes	(35)	488
Net change in cash and cash equivalents	24,506	39,223
Cash and cash equivalents at beginning of period	67,578	28,355
Cash and cash equivalents at end of the period	92,084	$67,578

Casper Sleep Inc. and Subsidiaries
Reconciliation of Non-GAAP Metrics
(In thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2020	2019	2020	2019
Net loss	$(15,028)	$(25,641)	$(89,555)	$(93,040)
Income tax expense	6	27	52	87
Net interest expense	1,941	1,833	8,376	3,188
Depreciation and amortization	3,862	2,949	13,518	7,753
Stock based compensation(a)	3,623	2,285	13,314	7,933
Restructuring(b)	2,141	542	7,736	1,223
Legal settlements(c)	—	688	500	826
Transaction costs(d)	—	440	787	1,346
Adjusted EBITDA	$(3,455)	$(16,877)	$(45,274)	$(70,684)

(a)     Represents non-cash stock-based compensation expense.
(b)     Represents costs associated with strategic shifts in our business structure including exiting certain lines of business and geographies. Associated costs include severance and other employee separation costs, contract termination expenses and asset impairment.
(c)     Amounts related to litigation settlements.
(d)    Represents expenses incurred for professional, consulting, legal, and accounting services performed in connection with our initial public offering, which are not indicative of our ongoing costs and which were discontinued following the completion of our initial public offering.

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2021 Estimated
(in thousands)	Actual	Low	High
Net loss	(34,466)	(24,750)	(21,750)
Income tax expense	16	—	—
Interest (income) expense	2,156	1,750	1,750
Depreciation and amortization	4,129	3,500	3,500
Stock-based compensation(a)	2,661	3,500	3,500
Impairment/reorganization(b)	1,830	—	—
Legal settlements(c)	—	—	—
Transaction costs(d)	787	—	—
Adjusted EBITDA	$(22,887)	$(16,000)	$(13,000)